Exhibit 10.6

                        ATOMICA ISRAEL TECHNOLOGIES LTD.

                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

         This Amended and Restated Agreement (the "Agreement") is entered into by and between Atomica Israel Technologies Ltd. (the "Company") and Robert S. Rosenschein (the "Employee") as of the 1st day of January, 2002 (the "Effective Date"), and amended and restated as of January 8, 2004.

         WHEREAS, Employee has previously been employed by the Company as President; and

         WHEREAS, the Company desires to employ Employee as its Chief Executive Officer ("CEO"), and Employee desires to accept such employment; and

         WHEREAS the parties desire and agree to enter into an employment relationship by means of this Agreement;

         NOW THEREFORE in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

         1.       POSITION AND DUTIES.

                  (a) POSITION AND DUTIES. Employee shall be employed, as of the Effective Date, as CEO of the Company, reporting to the Board of Directors (the "Board") of Atomica Corporation ("Parent") and assuming and discharging such responsibilities as are commensurate with Employee's position. Employee shall perform his duties faithfully and to the best of his ability and shall devote his full business time and effort to the performance of his duties hereunder. Notwithstanding the foregoing, Employee may serve on the boards of directors of other entities and engage in charitable, religious or other activities outside of his employment with the Company, so long as such activities do not materially interfere with his duties to the Company. In addition, at the request of the Company, the Employee shall serve as the executive or other officer of companies which are parent or subsidiary companies of, or otherwise affiliated with, the Company.

                  (b) NATURE OF DUTIES. The Employee's duties shall be in the nature of management duties that demand a special level of loyalty and, accordingly, the Israeli Law of Work Hours and Rest 5711-1951 shall not apply to this Agreement. The parties hereto confirm that this is a personal services contract and that the relationship between the parties hereto shall not be subject to any general or special collective employment agreement or any custom or practice of the Company in respect of any of its other employees or contractors.

         2. TERM. The term of this Agreement shall be five (5) years measured from the Effective Date. Thereafter, the term of this Agreement shall automatically be extended for one or more additional two year periods unless either party gives the other no less than ninety (90) days prior written notice.

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         3.       COMPENSATION.

                  (a) BASE SALARY. For all services to be rendered by Employee pursuant to this Agreement, Employee shall receive an annual base salary from the Company of $180,000, payable monthly in accordance with the Company's normal payroll practices. At Employee's option, Employee shall receive payment of the aforesaid base salary in the New Israeli Shekel ("NIS") equivalent as determined by the Representative Rate of Exchange of the MS as published by the Bank of Israel on the date of payment. Employee shall receive a ten percent (10%) annual base salary increase at the end of each full year of employment during the term of this Agreement.

                  (b) ACCRUAL. Pursuant to the terms of this Agreement as in effect prior to its amendment and restatement, the Company has accrued deferred base salary of the Employee payable from and after May 1, 2001 (the "Accrued Amount"). The Accrued Amount shall be paid in full only if and when Parent's cash reserves exceed $8,000,000.

                  (c) BONUS. Beginning with the Company's current fiscal year, and for each fiscal year thereafter during the term of this Agreement, Employee shall be eligible to receive an annual bonus based on Employee's performance, to the extent such bonus, if any, is approved by the Board in its sole discretion.

                  (d) NO COST OF LIVING INCREASES. The linkage of the salary set forth in subparagraph (a), above, to the United States dollar is in lieu of any generally-applicable increases, whether the statutory cost of living increase in Israel ("TOSEFET YOKER") or any other industry-wide increase applicable as the result of collective bargaining agreements or other order of the Israeli Ministry of Labor and Welfare (such as TZAVEI HARHAVA). By signing this Agreement and accepting employment pursuant to its terms, the Employee represents that he will not claim any such increase.

                  (e) VACATION. Employee shall initially be entitled to 18 working days paid vacation annually, adding 1 day for each year of employment up to the legal maximum in Israel, and sick leave in accordance with applicable legal requirements as reflected in the Employment Policy (attached).

                  (f) TELEPHONE. The Company shall pay or reimburse the Employee for the costs of .a telephone line installed at his home and for the telephone charges billed thereto during the term of his employment after deducting the cost of the Employee's personal calls.

         4.        OTHER BENEFITS.

                  (a) MANAGER'S INSURANCE. The Company shall effect a Manager's Insurance Policy (the "Policy") in the name of the Employee, and shall pay a sum equal to 15.83% of the Employee's base salary towards such Policy, of which 8.33% will be on account of severance pay, 5% on account of pension fund payments, and up to 2.5% on account of disability pension payments. The Company shall deduct 5% from the Employee's base salary to be paid on behalf of the Employee towards such Policy. Payments by the Company towards the Policy under this Section 4(a) shall be in lieu of any statutory obligations to pay severance pay, subject to the approval of the Minister of Labor under Section 14 of the Israeli Severance Pay Law 5723-1963.

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The figures  specified in this Section 4(a) above shall be amended in accordance with any amendment to the maximum allowances permitted or deductions required by the provisions of any relevant law.

                  (b) FURTHER EDUCATION FUND CONTRIBUTIONS. The Employee shall be entitled to join a continuing education fund (KEREN HISHTALMUT) to be calculated on his/her base salary, whereby 2.5% of his/her base salary shall be deducted and paid and the Employer shall contribute 7.5%, up to the maximum non-taxable amount.

                  (c) RECUPERATION PAY. The Employee shall be entitled to Recuperation Pay (DMEI HAVRA'A) in accordance with Israeli Law.

         5. EXPENSES. The Company shall reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

         6.       SEVERANCE.

                  (a) INVOLUNTARY TERMINATION. If Employee's employment with the Company terminates by reason of an Involuntary Termination during the term of this Agreement, Employee shall be entitled to receive a lump-sum payment equal to $150;000, no matter how much time remains in the term of this Employment Agreement, [less the amount of the severance pay portion of the Policy. In the event that the severance amount payable to Employee under the Policy is greater than $150,000; then Employee shall be entitled to the entire amount payable under the Policy, but to no additional severance under this Section 6(a)]. If Employee's employment terminates because of death or Disability, Employee (or his heirs) will receive a lump-sum payment equal to six (6) months of his annual base salary in effect at the time of termination. Notwithstanding any other provision of this Agreement, Employee shall not be entitled to any other severance pay or other benefits upon his termination from employment with the Company, except for those benefits described in this Section 6.

                  (b) OTHER TERMINATION. If Employee's employment terminates for Cause or if Employee voluntarily resigns other than in an Involuntary Termination, then Employee shall not be entitled to receive severance benefits under this Section 6 but shall only be entitled to severance pay in the amount required by law (subject to the provisions of section 6(c) below).

                  (c) TRANSFER OF THE POLICY. The Company and Employee agree and acknowledge that in the event the Company transfers ownership of the Policy to the Employee, then the severance portion thereof shall constitute payment towards any severance pay the Company may be required to pay to the Employee pursuant to the Severance Pay Law 5727-1963. Upon the termination of the Employee's employment with the Company, other than for Cause, the Policy and the Further Education Fund shall be automatically assigned to the Employee.

         7. COVENANT NOT TO COMPETE. Employee acknowledges that the nature of the Company's business is such that if Employee were to become employed by, or substantially involved in, the business of a competitor of the Company during the term of this Agreement and

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for  the  twenty-four  (24)  months  following  the  termination  of  Employee's employment with the Company, it would be very difficult for the Employee not to rely on or use the Company's trade secrets and confidential information. Thus,
to  avoid  the  inevitable   disclosure  of  the  Company's  trade  secrets  and
confidential information, during the term of this Agreement and for the twenty-four (24) months following the termination of Employee's employment with the Company, Employee agrees not to directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), nor have any ownership interest in or participate in the financing, operation, management or control of, any person, firm., corporation or business that competes with the business the Company was pursuing or had documented concrete plans to pursue at the time of the termination of the Employee's employment, or is a customer of the Company at the time of the termination of the Employee's employment. The foregoing restrictions shall not preclude Employee from purchasing, receiving or holding (directly or indirectly) solely as a passive investment 5% or less of the outstanding stock, other securities or other equity participation interests of any entity.

         8. COVENANT NOT TO SOLICIT. During the term of this Agreement, and for a period of twenty-four (24) months thereafter, Employee will not directly or indirectly:

                  (a) Solicit, encourage, recruit or take any other action which is intended to induce any other employee, independent contractor, customer or supplier of the Company or any affiliated corporation to terminate his, her or its relationship with the Company or any affiliated corporation; or

                  (b) Interfere in any manner with the contractual or employment relationship between the Company or any affiliated corporation and any employee, independent contractor, customer or supplier of the Company or any affiliated corporation.

         9.       DEFINITIONS.

                  (a) CAUSE. "Cause" shall mean the occurrence of any one or more of the following: (i) Employee's misconduct which materially injures the Company; (ii) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction for any crime which constitutes a felony in the jurisdiction involved; or (iii) gross negligence by Employee in the scope of Employee's services to the Company.

                  (b) INVOLUNTARY TERMINATION.  "Involuntary  Termination" shall mean (i) without the Employee's express written consent, a material reduction in Employee's duties, position or responsibilities with the Company and its parent and subsidiary corporations relative to Employee's duties, position or responsibilities in effect immediately prior to such reduction, provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the President of the Company remains as such following a Change of Control but is not made the President of the acquiring corporation) shall not constitute an "Involuntary Termination"; (ii) without Employee's express written consent, a reduction of the facilities and perquisites (including office space and location) available to Employee immediately prior to such reduction; (iii) without Employee's express written consent, a reduction by the Company of Employee's base salary (as set forth in Section 3) or kind or level of his employee benefits in effect immediately prior to

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such reduction;  (iv) without the Employee's written consent,  the relocation of the Employee to a facility or location more than fifty (50) kilometers from Jerusalem, Israel: (v) any purported termination of Employee by the Company without Cause: or (vi) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated by Section 11 below.

                  (c) DISABILITY. "Disability" shall be deemed to have occurred if the Employee is unable, due to any physical or mental disease or condition, to perform his normal duties of employment for 120 consecutive days or 180 days in any twelve month period.

         10. RIGHT TO ADVICE OF COUNSEL. Employee acknowledges that he has had the right to consult with his own separate legal counsel and is fully aware of his rights and obligations under this Agreement.

         11.      SUCCESSORS.

                  (a)  COMPANY'S  SUCCESSORS.   Any  successor  to  the  Company
(whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company," as applicable, shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

                  (b) EMPLOYEE'S SUCCESSORS. Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         12.      NOTICE CLAUSE.

                  (a) MANNER. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and upon mailing by registered or certified mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party.

                  (b) EFFECTIVENESS. Any notice or other communication required or permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the eighth [US - Israel] business day after the day on which such notice was mailed in accordance with Section 12(a).

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the State of Israel.

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         14.      SEVERABILITY.  The  invalidity.  or  unenforceability  of  any provision of this Agreement, or any terms hereof; shall not affect the validity or enforceability of any other provision or term of this Agreement.

         15. INTEGRATION. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements, whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

         16. TAXES. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

         17. INDEMNIFICATION. The Company shall take whatever steps are necessary to indemnify its officers, including, but not limited to the Employee, to the maximum extent permitted by law.

         18. RESERVE DUTY. The Employee shall continue to receive the salary provided for hereunder during periods of military reserve, duty. The Employee hereby assigns and undertakes to pay to the Company any amounts received from the National Insurance Institute of Israel as compensation for such reserve duty service.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officers, as of the day and year first above written.

                                    ATOMICA ISRAEL TECHNOLOGIES, LTD.


                                    By:/s/ Steven Steinberg

                                    Title: CFO, Atomica Corporation

                                    EMPLOYEE


                                    /s/ Robert S. Rosenschein
                                    Robert S. Rosenschein

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                                                                    Exhibit 10.6

       January 29, 2004



       Vertical Ventures
       641 Lexington Avenue
       New York, NY 10022


       Gentlemen:


       Atomica Corporation represents that as of December 31, 2003, the Company's balance sheet includes $61,000 in deferred compensation to Robert Rosenschein. This relates to the period beginning May 2001 and ending November 2003. Beginning December 2003, we are no longer accruing deferred compensation, as this is no longer a feature of his contract.


       Regards,


       /s/ Steven Steinberg

       Steven Steinberg
       CFO